UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material pursuant to §240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE
The following is a copy of the communication sent by J. Michael Pearson, Chairman and Chief Executive Officer of Valeant Pharmaceuticals International (“Valeant”), to employees of Valeant and Biovail Corporation (“Biovail”) on July 28, 2010 relating to the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant, Biovail, Biovail Americas Corp. and Beach Merger Corp.

Dear Colleagues,
Five weeks ago we announced a merger agreement between Valeant and Biovail to create a new leading specialty pharmaceuticals company. The “New” Valeant Pharmaceuticals International, Inc. will be well positioned to continue its combined strategy of growth, continuing to utilize a new business model based on a lean cost structure and a decentralized management approach focused on multiple specialty segments (both therapeutic areas and geographies), and using business development as our primary growth engine.
A Growth Company
By combining Biovail’s corporate structure, both companies’ strong and growing Canadian businesses, Biovail’s specialty CNS focus, and Valeant’s established businesses in Dermatology, Neurology, Central Europe, Mexico, Brazil, and Australia, the new company will have multiple growth platforms. Together, our expectation is that we will do a much better job serving patients, physicians and distribution partners, and providing opportunities to our combined employee base. I have had the opportunity to visit a number of sites since the announcement — Mississauga, Bridgewater, Barbados, Princeton (Aton), Aliso Viejo, and Montreal — and I know many of you recognize the compelling business logic of this move. I will continue to visit as many of the remaining sites as possible over the next few weeks.
Market Response
The initial response from the market has been positive. Biovail’s shares are up over 40% and Valeant’s shares are up over 20% to date since the merger agreement was announced. The difference in relative share price performance is a function of the 15% premium to Biovail shareholders implied by the 1.7809 exchange ratio and the special dividend of $16.77 per share that Valeant stockholders will receive the day before the closing of the merger. Both stocks should continue to move in tandem until the companies combine. I have talked to all of the major investors of both companies and, almost without exception, they are delighted by the strategic move and the prospects for the new company.
The Task at Hand
Expectations for the new Valeant are already high, and as you get to know me, you will find I am not satisfied with anything less than surpassing expectations.

Our first task together is to develop a plan for the new company — how we will integrate the two organizations into a single, more powerful, more diversified, and more resilient company without losing the speed of decision making and entrepreneurial spirit that I know both companies are proud of. My commitment to all of you is that we will make decisions quickly, in a fact-based way, and we will treat all employees affected by the integration fairly and with respect. My objective is to have the companies fully integrated promptly following the closing of the transaction and by the end of 2010, so we can give our full attention to growth in 2011.
Integration Planning Process
I met with the leadership teams of both companies in Barbados two weeks ago and we have kicked off the integration planning process. Integration planning will be carried out by a joint steering committee that I will chair comprised of Gilbert Godin, Peggy Mulligan, Greg Gubitz, Mark Durham, Peter Blott, Steve Min, Bhaskar Chaudhuri, Elisa Karlson, and Rajiv De Silva. We have identified 12 integration work streams which will each be led by one of the Steering Committee members. They are as follows:

Workstream	Team Lead
Corporate *	Peggy Mulligan, SVP & CFO, Biovail
Canada Commercial *	Gilbert Godin, EVP & COO, Biovail
US Commercial *	Rajiv De Silva, COO Specialty Pharmaceuticals, Valeant
Research & Development *	Rajiv De Silva, COO Specialty Pharmaceuticals, Valeant
Manufacturing	Gilbert Godin, EVP & COO, Biovail
Tax	Peggy Mulligan, SVP & CFO, Biovail
Communications/Talent/ HR	Mark Durham, SVP Human Resources & Shared Services, Biovail
Vision & Values	Elisa Karlson, EVP & CAO, Valeant
Facilities	Elisa Karlson, EVP & CAO, Valeant
Deal Close	Steve Min, EVP General Counsel & Corporate Secretary, Valeant Greg Gubitz, SVP Corporate Development & General Counsel, Biovail
Financial Baselining *	Peggy Mulligan, SVP & CFO, Biovail
Business Development	Greg Gubitz, SVP Corporate Development & General Counsel, Biovail

*	indicates support of McKinsey & Co.
We have engaged McKinsey & Co. to help us on five of the workstreams (Corporate, Canada Commercial, US Commercial, R&D and Financial Baselining). In addition, I have asked Ryan Weldon, Valeant VP Neurology, to play a day-to-day role supporting me across all teams. Many of you will be asked to join one or more of these teams.
The integration planning process is designed to be thorough, but keeping with the shared success of both companies, it is also designed to be quick. We expect the merger to be completed before the end of the year, and we need to be ready to operate as a single entity as soon as the merger closes.

Timing of Decisions
We have already made a number of important decisions.
•	Our operations in Australia, Central Europe, Latin America and Petaluma will be largely unaffected by this integration.

•	The New Valeant will be headquartered in Mississauga and we will retain the efficiencies of Biovail’s corporate structure.

•	The U.S. Operation will be largely consolidated into a new location.

•	I will select the members of the combined company’s new Executive team before the end of the summer — Peggy Mulligan would be the new CFO of the combined company as Peter Blott plans to retire; we will lose a great colleague and good friend when Peter retires. At the same time, I am delighted that Peggy will be joining my new team and have already been impressed by her sharp intellect and commitment. It is important that all Valeant employees understand Peter will continue in his role as Valeant CFO until the deal closes.
Ongoing Business
While many of us will be spending time working on integration planning over the next few months, it is critical that we all recognize that, until the merger closes, we must continue to operate as two separate companies. As always, our primary responsibility is to continue to perform in our day-to-day jobs.
I do realize that change, while exciting, is also difficult and stressful. I have been clear from the day of the announcement that we do intend to capture at least $175M in cost synergies (and my stretch target is substantially higher) and expect approximately 15% of the combined work force to lose their jobs as a result of this coordination — and at the most senior levels of the company this percentage will be even higher. So, the next few months will be difficult for everyone — including your bosses — and I thank you in advance for your professionalism and understanding.
Again, my commitment to you is a quick but fair integration planning process with clear decision making. And, as soon as possible, a shift back to growth and value creation.
Should you have any questions regarding this correspondence or the integration planning process, please contact your respective Human Resources department.
I appreciate your support and understanding, and I look forward to leading the new Valeant on its next exciting chapter.
Best regards,
Mike

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail shareholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, Biovail has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Valeant and Biovail that also constitutes a prospectus of Biovail. Valeant and Biovail will mail the definitive joint proxy statement/prospectus to their respective shareholders. INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE VERSION THEREOF WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain the preliminary joint proxy statement/prospectus and the definitive version thereof when it becomes available, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. Investors may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. Investors may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 24, 2010, and in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010. Information regarding Biovail’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 26, 2010, and in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.